Exhibit 10.77

MEMORANDUM OF AGREEMENT
BETWEEN SURGE GLOBAL ENERGY, INC. AND FREDERICK C. BERNDT

This Memorandum of Agreement (“Agreement”) is entered into as of June 11, 2009, by and between Frederick C. Berndt (“Berndt”), the Chief Executive Officer of 11 Good Energy, Inc. (the “Company”),  and Surge Global Energy, Inc. (“Surge”).

The parties hereto agree that in exchange for (1) payment of $297,057, comprising the total due on that certain note between the Company and Surge, including principal, interest, legal fees, and costs, on or before June 12, 2009, and (2) waiver of any and all rights related to warrants for Surge Global Energy, Inc. stock, Surge will provide Berndt with an option to purchase 500,000 shares of 11 Good Energy stock held by Surge at $1.00 per share, such option to expire on September 21, 2009.

If the above-referenced payment is not made on or before June 12, 2009, this agreement will have no effect.

The undersigned parties, having read the foregoing Agreement and fully understanding it and agreeing to its terms, hereby execute this Agreement and make it effective on the date indicated above.

Frederick C. Berndt

/s/ Frederick C. Berndt
Frederick C. Berndt

Surge Global Energy, Inc.

/s/ E. Jamie Schloss
By E. Jamie Schloss, Chief Executive Officer